EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-31076), Form S-8 (File No. 333-122329), Form S-3 (File No. 333-109607), Form S-3 (File No. 333-40936) and Form S-3 (File No. 333-147964) of Private Media Group, Inc. of our report dated May 17, 2010, relating to the consolidated financial statements of ThinkForward, Inc. as of and for the year ended December 31, 2009.

/s/ Odenberg, Ullakko, Muranishi & Co. LLP

San Francisco, California
May 21, 2010